UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

May 26, 2011

Date of Report (Date of earliest event reported)

NORTHWEST NATURAL GAS COMPANY

(Exact name of registrant as specified in its charter)

Commission File No. 1-15973

Oregon	93-0256722
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 N.W. Second Avenue, Portland, Oregon 97209

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code: (503) 226-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Northwest Natural Gas Company (the “Company”) was held on May 26, 2011. At the meeting, shareholders voted on the following items:

Proposal 1: The following nominees were elected to serve on the Board of Directors until the 2014 Annual Meeting or until their successors have been duly qualified and elected.

Nominees	FOR	WITHHELD	BROKER NON-VOTES
Class III
Martha L. “Stormy” Byorum	18,314,153	223,687	5,145,875
John D. Carter	18,313,741	224,099	5,145,875
C. Scott Gibson	16,059,583	2,478,257	5,145,875
Gregg S. Kantor	18,286,862	250,978	5,145,875

Proposal 2: The reapproval of, and amendment to, the Long Term Incentive Plan to reserve an additional 100,000 shares of common stock for the plan was approved.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
16,876,819	1,220,116	440,905	5,145,875

Proposal 3: The non-binding advisory vote on compensation of the Named Executive Officers was approved.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
17,085,194	637,447	815,199	5,145,875

Proposal 4: The non-binding advisory vote on frequency of future votes on executive compensation was one year.

1-YEAR	2-YEAR	3-YEAR	ABSTAIN	BROKER NON-VOTES
11,586,657	525,508	5,844,911	580,764	5,145,875

Proposal 5: The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2011 was ratified.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
23,288,475	238,399	156,841	N/A

Item 8.01	Other Events.

On May 26, 2011, the Company’s Board of Directors approved an extension to the Company’s share repurchase program for our common stock, under which the Company purchases shares on the open market or through privately negotiated transactions. The Company now has Board authorization through May 31, 2012 to repurchase up to an aggregate of 2.8 million shares or up to an aggregate of $100 million. Since the program’s inception in 2000, the Company has repurchased 2.1 million shares of common stock at a total cost of $83.3 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHWEST NATURAL GAS COMPANY
(Registrant)

Dated: June 2, 2011	/s/ MardiLyn Saathoff
Chief Governance Officer, Deputy General Counsel and Corporate Secretary

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